UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2016

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South - Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

To reinforce the importance of meeting the scheduled June 25, 2016 opening date for the Wynn Palace project in the Cotai area of Macau in light of concerns with the progress of our general contractor, Leighton Contractors (Asia) Limited (“Leighton”), Wynn Macau, Limited, an indirect subsidiary of Wynn Resorts, Limited, issued the following letter to Leighton on January 26, 2016:

“Wynn Palace - Liability for Payment of Liquidated Damages for Delay
We are concerned that with your current levels of progress in the execution of the Work, you will fail to achieve the Third Interim Milestone (Tower Fit-out of floors 10/15). The Contract provides that you will be liable to pay US$200,000 per day for each day of delay for achievement of this Interim Milestone and, accordingly, in the region of between US$8-10 million could become payable by the end of February 2016 in respect of this Interim Milestone.

With respect to our previous Notice of your failure to achieve the First Interim Milestone which was sent to you in January 2016, and your liability under the Contract for the payment of liquidated damages for delay, US$1 million will be deducted from your December 2015 payment application. Your liability for payment of delay damages up to the end of January 2016 is likely to amount to an additional US$6.2 million.

We wish to remind you of your obligations under the Contract to achieve Interim Milestones and Substantial Completion of the Work by late June 2016.  Please be informed that it is our intention to deduct any liquidated damages which become payable by you from payments which are otherwise due to you under the Contract in respect of any failure by you to meet your completion obligations under the Contract.  Your total aggregate potential liability under the Contract for delay damages is US$200,000,000.  Needless to say, per your election to forgo the early completion option, you are now no longer eligible to receive an early completion bonus of approximately US$38,000,000.

You are also aware that a Parent Completion Guarantee was provided by your parent company, formerly Leighton Holding Limited, on 28 November 2012 and Performance Bonds have also been provided in accordance with the requirements of the Contract, as security for your obligations under the Contract.”

Leighton has advised us that they dispute our notices and assessment of liquidated damages.

Forward-looking Statements
This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, our dependence on existing management, results of regulatory or enforcement actions and probity investigations, pending or future legal proceedings, uncertainties over the development and success of new gaming and resort properties, adverse tourism trends, general global macroeconomic conditions, changes in gaming laws or regulations, volatility and weakness in world-wide credit and financial markets, and our substantial indebtedness and leverage. Additional information concerning potential factors that could affect the Company’s financial results is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the Company’s other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: January 26, 2016	By:	/s/ Stephen Cootey
Stephen Cootey
Chief Financial Officer and Treasurer